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                                                                    EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP

    We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our reports dated October 15, 1997 included in Amendment No. 3 to the Registration Statement (Form S-2 No. 333-36605) and related Prospectus of Rochester Medical Corporation dated November 4, 1997.

    We also consent to the incorporation by reference herein of our reports dated October 15, 1997 with respect to the financial statements and schedule of Rochester Medical Corporation included in its Current Report on Form 8-K dated November 4, 1997 filed with the Securities and Exchange Commission.

    We also consent to the incorporation be reference herein of our report dated October 18, 1996 with respect to the financial statements of Rochester Medical Corporation included in its Annual Report on Form 10KSB filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Minneapolis, Minnesota
November 4, 1997